Exhibit (g)(7)

APPENDIX A TO THE
FEE SCHEDULE TO THE AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT DATED OCTOBER 17, 2008 BETWEEN
EACH REGISTERED INVESTMENT COMPANY IDENTIFIED AND
BROWN BROTHERS HARRIMAN & CO.

DATED AS OF August 11, 2014

Deutsche Global/International Fund, Inc.
Deutsche Enhanced Emerging Markets Fixed Income Fund
Deutsche Enhanced Global Bond Fund
Deutsche Global Growth Fund
Deutsche Global Infrastructure Fund
Deutsche Global Small Cap Fund

Deutsche Global High Income Fund, Inc.

Deutsche International Fund, Inc.
Deutsche Emerging Markets Equity Fund
Deutsche Emerging Markets Frontier Fund
Deutsche Global Equity Fund
Deutsche International Fund
Deutsche International Value Fund
Deutsche Latin America Equity Fund
Deutsche World Dividend Fund

Deutsche Securities Trust
Deutsche CROCI Sector Opportunities Fund
Deutsche Enhanced Commodity Strategy Fund
Deutsche Global Real Estate Securities Fund
Deutsche Gold & Precious Metals Fund

Deutsche Variable Series I
Deutsche Global Small Cap VIP
Deutsche International VIP

Deutsche Variable Series II
Deutsche Global Equity VIP
Deutsche Global Growth VIP

Cayman Precious Metals Fund, Inc.

Cayman Commodity Fund II, Ltd.

BROWN BROTHERS HARRIMAN & CO.	EACH REGISTERED INVESTMENT COMPANY IDENTIFITED ON THIS APPENDIX A

By: /s/Elizabeth E. Prickett	By: /s/John Millette

Name: Elizabeth E. Prickett	Name: John Millette

Title: Managing Director	Title: Secretary